FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED ANNOUNCES
CHANGE TO NON-GAAP EXTERNAL REPORTING MEASURE
LOUISVILLE, Ky. (February 16, 2017) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today announced the Company will be updating its definition of Adjusted EBITDA, a non-GAAP reporting measure, for external reporting purposes. This change will be made on a prospective basis beginning with our fourth quarter 2016 and full year 2016 business results which will be released following the close of business on February 28, 2017.
After consideration of the Securities and Exchange Commission's updated Compliance & Disclosure Interpretations from May 2016, related to the use of publicly reported non-GAAP financial measures, CDI has decided to exclude changes in Big Fish Games deferred revenue in our computation of Adjusted EBITDA. This is only a change in external non-GAAP financial reporting and has no effect on the Company's business and the Company is not restating any of its prior financial results.
For comparative purposes, please refer to the attached supplemental information which provides quarterly Adjusted EBITDA amounts, as previously defined, compared to the Company's updated definition. Big Fish Games is the only segment impacted for segment reporting purposes.
About Churchill Downs Incorporated
Churchill Downs Incorporated, (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are a leader in brick-and mortar casino gaming with approximately 9,300 gaming positions in seven states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world's largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION - UPDATED ADJUSTED EBITDA DEFINITION
FOR EXTERNAL REPORTING PURPOSES
(unaudited)

	For the Year Ended December 31, 2016
(in millions)	First Quarter	Second Quarter	Third Quarter

Adjusted EBITDA, as previously defined	$52.8	$162.9	$67.3
Change in Big Fish Games deferred revenue	(6.1)	(2.7)	3.8
Adjusted EBITDA, as updated	$46.7	$160.2	$71.1

	For the Year Ended December 31, 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Adjusted EBITDA, as previously defined[1]	$49.8	$158.9	$72.2	$61.1	$342.0
Change in Big Fish Games deferred revenue	(12.9)	(8.2)	(10.9)	(7.5)	(39.5)
Adjusted EBITDA, as updated	$36.9	$150.7	$61.3	$53.6	$302.5
1During 2016, we updated our definition of Adjusted EBITDA to exclude depreciation and amortization from our equity investments.  The prior year amounts were reclassified to conform to this presentation.
Non-GAAP Measures
In addition to the results provided in accordance with generally accepted accounting principles ("GAAP"), the Company also uses non-GAAP measures, including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (“Adjusted EBITDA”).
Adjusted EBITDA includes:

•	CDI's portion of the EBITDA from our equity investments
Adjusted EBITDA excludes:

•	Acquisition expense, net which includes:

◦	Acquisition-related charges, including fair value adjustments related to earnouts and deferred payments; and

◦	Transaction expense, including legal, accounting, and other deal-related expense

•	Stock-based compensation expense;

•	Calder exit costs; and

•	Other charges and recoveries
The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION - UPDATED ADJUSTED EBITDA DEFINITION
FOR EXTERNAL REPORTING PURPOSES
(unaudited)

The tables below reconcile Comprehensive Income to Adjusted EBITDA:

	For the Year Ended December 31, 2016
(in millions)	First Quarter	Second Quarter	Third Quarter
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$2.8	$70.0	$8.7
Foreign currency translation, net of tax	—	(0.2)	—
Net income	2.8	69.8	8.7
Additions:
Depreciation and amortization	27.0	26.9	27.5
Interest expense	10.6	11.1	11.1
Income tax (benefit) provision	(3.8)	41.7	11.7
EBITDA	$36.6	$149.5	$59.0

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	4.1	5.3	4.9
Other charges	—	0.3	3.1
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	2.5	2.5	2.5
Other charges and recoveries, net	0.4	—	—
Acquisition expense, net	2.7	1.1	1.1
Calder exit costs	0.4	1.5	0.5
Total adjustments to EBITDA	10.1	10.7	12.1
Adjusted EBITDA	$46.7	$160.2	$71.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION - UPDATED ADJUSTED EBITDA DEFINITION
FOR EXTERNAL REPORTING PURPOSES
(unaudited)

	For the Year Ended December 31, 2015
(in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:

Comprehensive (loss) income	$(1.9)	$55.0	$4.2	$7.4	$64.7
Foreign currency translation, net of tax	0.3	0.1	—	0.1	0.5
Net (loss) income	(1.6)	55.1	4.2	7.5	65.2
Additions:
Depreciation and amortization	27.4	27.3	27.4	27.6	109.7
Interest expense	7.3	7.1	6.7	7.5	28.6
Income tax (benefit) provision	(1.2)	46.6	0.7	0.8	46.9
EBITDA	$31.9	$136.1	$39.0	$43.4	$250.4

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	2.7	3.4	4.5	3.2	13.8
Other charges	—	—	—	—	—
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	2.0	2.2	2.2	2.1	8.5
Other charges and recoveries, net	(6.1)	—	0.1	0.2	(5.8)
Acquisition expense, net	6.4	8.2	2.8	4.3	21.7
Calder exit costs	—	0.8	12.7	0.4	13.9
Total adjustments to EBITDA	5.0	14.6	22.3	10.2	52.1
Adjusted EBITDA	$36.9	$150.7	$61.3	$53.6	$302.5